EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this 6th day of February, 1998 (the "Effective Date") by and among DOWNEY SAVINGS AND LOAN ASSOCIATION, F. A. (the "Association"), Downey Financial Corp., a Delaware Corporation, ("Downey") and James W. Lokey ("Executive") (all of whom are sometimes hereinafter referred to collectively as the "Parties").

RECITALS

     A. Whereas, Executive has been employed by the Association as its President and Chief Executive Officer since February 18, 1997 and Executive is also the President and Chief Executive Officer of the Association's parent unitary thrift holding company, Downey and;

     B. Whereas, the Association desires to continue to avail itself of the skill, knowledge and experience of Executive in order to ensure the successful management of the Association's business.

     C. Whereas, the Parties hereto desire to specify the terms of Executive's employment as President and Chief Executive Officer of the Association and Executive's position and duties as President and Chief Executive Officer of Downey.

     NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES, COVENANTS, AGREEMENTS, CONDITIONS AND UNDERTAKINGS HEREINAFTER SET FORTH, THE PARTIES AGREE AS FOLLOWS:

     1. TERM. The Association hereby employs Executive and Executive hereby accepts employment with the Association for the period beginning with the Effective Date of this Agreement and ending on March 1, 1999 (the "Term"), subject to prior termination of this Agreement as hereinafter provided. Where used herein, "Term" shall refer to the entire period of employment of Executive by the Association whether for the period provided above and as extended or terminated earlier as hereinafter provided.

     2. DUTIES; PERFORMANCE

     (a) For Association. Executive shall hold the office of President and Chief Executive Officer of the Association and perform the duties customarily performed by such officer of a savings association, and including the general supervision and operation of the business and affairs of the Association, reporting to the applicable regulatory authorities regarding the activities of the Association subject to the direction of and the powers vested by law in the Board of Directors of the Association (the "Association Board") and the Association's stockholder. The Parties hereto acknowledge and agree that Executive shall be nominated as a Class 1 Director of the Association at the Association's 1998 Annual Meeting of Stockholders and that, if elected, Executive shall serve as a Class 1 Director of the Association until the Association's 1999 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

     (b) For Downey. Executive shall hold the office of President and Chief Executive Officer of Downey and perform the duties customarily performed by such officer of a unitary thrift holding company, including the general supervision and operation of the business and affairs of Downey and reporting to the applicable regulatory authorities regarding the activities of Downey, subject to the direction of and the powers


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vested by law in the Board of Directors  of Downey (the "Downey  Board") and the
Downey stockholders. The Parties hereto acknowledge and agree that Executive shall be nominated as a Class 1 Director of Downey at Downey's 1998 Annual Meeting of Stockholders and that, if elected, Executive shall serve as a Class 1 Director of Downey until Downey's 1999 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

     (c) Performance of Duties. Except as provided for herein, the duties and position of Executive as President and Chief Executive Officer of the Association and Downey hereunder may be changed only by the mutual written agreement of the Parties. During the Term hereof, Executive shall perform the services herein contemplated to be performed by Executive faithfully, diligently and to the best of Executive's ability and in compliance with instructions and policies of the respective Boards of Directors of the Association and Downey, the Association's Charter and Bylaws, and Downey's Certificate of Incorporation and Bylaws and with all applicable laws and regulations. As a member of the respective Boards of Directors of the Association and Downey, Executive shall faithfully, diligently and to the best of Executive's ability perform the services of a Director of the Association and Downey. While an employee and a Director of the Association and while serving as a Director of Downey, or any of the Association's or Downey's respective subsidiaries, Executive shall not be entitled to any retainer or Boards of Directors fees paid for attendance at Association, Downey or their respective subsidiaries' Board of Directors or Board Committee meetings.

     3. COMPENSATION.

     (a) Base Salary. For Executive's services rendered hereunder, during the Term hereof, the Association shall pay or cause to be paid a base salary to Executive at the rate of Three Hundred Thousand Dollars ($300,000) per annum ("Base Salary"), payable in conformity with the Association's normal payroll periods and procedures.

     (b) Annual Incentive Plan. In addition to Executive's Base Salary provided for under subparagraph 3(a) hereof, Executive shall be eligible to participate at a target of 50% of Executive's Base Salary in Downey's Annual Incentive Plan (the "Annual Incentive Plan"). For purposes of determining the amount of incentive compensation to be provided to Executive under the Annual Incentive Plan, if any, Executive's performance will be measured by the results of Downey's performance against Downey's Board-approved annual Business Plan as determined solely by the Board. The targeted amount shall be adjusted based upon Executive's individual (40%) and corporate (60%) performance goals. In addition, Downey's Board shall review the target Annual Incentive Plan participation levels established for other key executives of the Association during 1998.

     (c) Long Term Incentive Plan. In addition to Executive's Base Salary and Annual Incentive Plan compensation provided for under subparagraphs 3(a) and (b) hereof, Downey's Board of Directors shall review its policy for implementing Downey's 1994 Long Term Incentive Plan, for Executive and for other key executives of the Association to the extent appropriate for companies within Downey's peer performance group.

     (d) Extension of Agreement. The Association's Board shall annually review Executive's performance and determine at the sole discretion of the Board whether to extend the Term of the Agreement for an additional term of one (1) or more years. To that end and to accommodate the Parties' expressed desires, the


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Association's  Board shall review the Executive's  1998 performance on or before
November 30, 1998.

     4. PERSONAL TIME OFF (VACATION). During the Term hereof Executive shall be entitled to paid personal time off, the amount and terms of which shall be governed by the vacation policy of the Association for its senior executive of ricers, as in effect from time to time.

     5. GROUP MEDICAL, LIFE INSURANCE AND OTHER BENEFITS. Executive shall participate in the Association's benefit programs which benefits shall be governed by the Association's benefits policy for its senior executive officers, as in effect from time to time.

     6. BUSINESS EXPENSES. Executive shall be entitled to reimbursement by the Association or Downey, as applicable, for any ordinary and necessary business expenses reasonably incurred by Executive in the performance of Executive's duties and in acting for the Association or Downey, as applicable, during the Term of this Agreement, provided that Executive furnishes to the Association, for review and approval by the Chairman of the Board, or Chair of the Audit Committee, adequate records and other documentation as may be required for the substantiation of such expenditures as a business expense of the Association or Downey, as applicable.

     7. TERMINATION.

     (a) Termination for Cause. The Association's or Downey's Board may for cause terminate Executive's employment at any time during the Term of this Agreement. In such event, all rights of Executive under this Agreement shall terminate and Executive shall have no right to receive compensation or other benefits for any period after the effective date of such termination for cause. Termination for cause shall be defined as Executive's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, continuing intentional or habitual failure to perform stated duties, violation of any law, (other than minor traffic violations or similar misdemeanor offenses not involving moral turpitude), or rule or regulation adopted by the Of lice of Thrift Supervision or Federal Deposit Insurance Corporation or material breach of any provision of this Agreement.

     (b) Termination without Cause. The Board may without cause terminate Executive's employment at any time during the Term of this Agreement. In such event, Executive shall be entitled to receive as his sole and exclusive remedy a severance payment equal to; (i) six (6) months of Executive's Base Salary as provided for in subparagraph 3(a) of this Agreement, (ii) Executive's pro-rata share of Downey's Annual Incentive Plan measured by the year-to-date results of Downey's performance against Downey's Board approved annual Business Plan as determined solely by the Downey Board, as described in subparagraph 3(b) of this Agreement and (iii) six (6) months of continued group medical and life insurance benefits in the manner and on the terms previously provided to Executive less any amounts required to be deducted by the Association for federal and state taxes or other applicable requirements. The severance payment shall be paid to Executive upon the effectiveness of Executive's resignation from the Association and Downey and their respective Boards of Directors and the termination of this Agreement, either in a lump sum or in accordance with the Association's standard payroll practices, at the Association's sole discretion. In the event a severance payment is paid to Executive under this subparagraph 7(b), this
Agreement shall be terminated and the Association and Downey shall have no further obligation to Executive under this Agreement, including without limitation, any compensation or other obligations under subparagraphs 3(a) through (c) hereof, provided, however, if the termination without


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


cause occurs subsequent to the end of a "Plan Year" as defined in the Annual Incentive Plan, but prior to the payment of the "Award" for such "Plan Year", Executive shall be entitled to the "Award" for such "Plan Year" as if Executive was still employed. The parties hereto expressly acknowledge and agree that the payment made by the Association to Executive upon a termination without cause as provided for in this subparagraph 7(b) will constitute full, reasonable and adequate compensation for any such termination; and that such payment shall Filly satisfy and discharge all obligations of the Association and Downey to Executive in connection with such termination.

     (c) Suspension and Removal Orders. If Executive is suspended and/or temporarily prohibited from participating in the conduct of the Association's affairs by a notice served under Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(e)(3) and (g)(l), the Association's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Association may in its discretion (i) pay Executive all or part of the compensation withheld while its obligations under this Agreement were suspended; and (ii) reinstate (in whole or in part) any of its obligations which were suspended. If Executive is removed and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, (12 U.S.C. Section 1818(e)(4) or (g)(l)), all obligations of the Association under this Agreement shall terminate as of the effective date of the order, but vested rights of the Parties shall not be affected.

     (d) Termination by Default. If the Association is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, but vested rights of the Parties shall not be affected.

     (e) Supervisory Assistance or Merger. All obligations under this Agreement shall be terminated, except to the extent that it is determined that continuation of the Agreement is necessary for the continued operation of the Association (i) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or (ii) by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Association or when the Association is determined by the Director to be in an unsafe or unsound condition. All rights of the Parties that have already vested, however shall not be affected by such action.

     (f) Termination by Executive. Executive may terminate his employment hereunder at any time upon thirty (30) days' written notice to the Association. In such event, Executive shall be entitled to the Base Salary, personal time off and other benefits which have accrued prior to the effective date of termination. However, Executive shall not be entitled to any other form of severance payment or other compensation, including, without limitation, any compensation under subparagraph 3(b) hereof.

     (g) Disability. In the event that Executive shall fail, because of illness, Incapacity or injury, to render the services contemplated by this Agreement for two (2) consecutive calendar months, or for shorter periods aggregating forty-five (45) or more business days in any twelve (12) month period, Executive's employment hereunder may be terminated by written notice of termination from the Association to Executive. In the event that Executive's employment is terminated within the meaning of this


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

subparagraph 7(g), Executive shall receive the difference between any disability payments provided by the Association's insurance plans and his base salary, at the rate then in effect, for the remaining Term of this Agreement. Such termination pursuant to this subparagraph 7(g) shall not affect any rights which Executive may have at the time of termination, pursuant to any insurance or other death benefit, bonus, retirement or stock award plans or arrangements of the Association, or any stock option plan or any options thereunder, which rights shall continue to be governed by the provisions of such plans and arrangements.

     (h) Death. If Executive's employment is terminated by reason of Executive's death, this Agreement shall terminate without further obligations of the Association to Executive (or Executive's heirs or legal representatives) under this Agreement, other than for (1) payment of the sum of (A) Executive's Base Salary through the date of termination to the extent not theretofore paid, (B) any compensation previously deferred by Executive (together with any accrued interest or earnings thereon), and (C) any accrued vacation pay, all of which shall be paid to Executive's estate or beneficiary, as applicable, in a lump sum in cash within thirty (30) days after the date of termination or any earlier time required by applicable law; (2) payment to Executive's estate or beneficiary as applicable, any amount then due pursuant to the terms of any applicable welfare benefit plan; and (3) Executive's pro-rata share of Downey's Annual Incentive Plan measured by the year-to-date results of Downey's performance against Downey's Board approved Annual Business Plan as determined solely by the Downey Board as described in subparagraph 3(b) of this Agreement.

     8. DISCLOSURE OR USE OF TRADE SECRETS. During the Term hereof, Executive will have access to and become acquainted with what Executive and the Association acknowledge are trade secrets, including, but not limited to, the following: knowledge or data concerning the Association, including its operations, employees and business, and the identity of customers of the Association, including knowledge of their financial condition, their financial needs and their methods of doing business. Executive shall not use or disclose any trade secrets or, directly or indirectly, cause them to be used or disclosed in any way, either during the Term hereof or for a period of one (1) year after the termination of this Agreement, except as required by the Association, in the Association's sole discretion, or as may be required by Court order, or by applicable statutes, rules or regulations of any federal or state agency with supervisory authority over the Association.

     9. RETURN OF DOCUMENTS. Executive expressly agrees that all manuals, documents, files, reports, studies, instruments or other material used and/or developed by Executive (excluding Executive's personal day calendar) for the Association during the Term of this Agreement or prior thereto while Executive was employed by the Association are solely the property of the Association, and that Executive has no right title or interest therein. Upon termination of this Agreement, Executive or Executive's representative shall promptly deliver possession of all of that property, including any copies thereof, to the Association in good and usable condition. Notwithstanding the foregoing sentence, Executive shall be entitled to retain copies of Board packages and related materials (collectively, "Board materials") provided to Executive in his capacity as the Chief Executive Officer of the Association. Executive acknowledges that Board materials contain confidential information regarding the Association. Executive shall take all necessary and appropriate action to preserve the confidentiality of Board materials remaining in Executive's possession following termination of this Agreement. Executive shall not provide Board materials or copies thereof, nor disclose any information regarding the contents thereof, to any other person or entity, except with the express prior consent of the Association or unless Executive is compelled to do so by applicable law, regulation or court order.


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     10. NOTICES. All notices,  demands or other communications  hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, or sent by United States mail, certified or registered, with return receipt requested, as follows:

     If to Executive:

     James W. Lokey
     21401 Montbury Dr.
     Lake Forest, CA 92630

     If to the Association or Downey:

     Donald E. Royer, Esq.
     Executive Vice President and General Counsel
     Downey Savings and Loan Association, F. A.
     Suite 5000, Corporate Headquarters
     3501 Jamboree Road, North Tower
     Newport Beach, CA 92660

     The person or address to which mailings or deliveries shall be made may change from time to time by notice given pursuant to the provisions of this Paragraph 10. Any notice, demand or other communication given pursuant to provisions of this paragraph shall be deemed to have been given on the date actually delivered or three (3) days following the date mailed, as the case may be.

     11. GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California. Each of the Parties hereto consents to the jurisdiction of the California or federal courts, as the case may be, for the enforcement of this Agreement.

     12. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

     13. ATTORNEYS' FEES. In the event a dispute arises with respect to this Agreement, the Party prevailing in such dispute shall be entitled to recover all expenses, including, without limitation, reasonable attorneys' fees and expenses.

     14. BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective executors, administrators, successors and assigns; provided, however, that Executive may not assign any interest in this Agreement without the prior written consent of the Association.

     15. CAPTIONS AND PARAGRAPH HEADINGS. Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used for construing it.


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


     16. INVALID PROVISIONS. Should any provision of this Agreement for any reason be declared invalid, void or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining portions of this Agreement shall remain in full force and effect as if this Agreement has been executed with said provisions eliminated; provided, however, that the remaining provisions still reflect the intent of the parties to this Agreement.

     17. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the Parties with respect to the employment by the Association of Executive. It supersedes any and all other agreements, either oral or in writing, between the Parties hereto. Each Party to this Agreement acknowledges that no representations, inducement, promises or agreements, oral or otherwise, have been made by any Party, or anyone acting on behalf of any Party, which are not embodied or expressly referred to herein, and that no other agreement, statement or promise not contained in this agreement shall be valid or binding. This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing signed by the Association and Executive. This Agreement may be executed in counterparts.

     18. REVIEW BY COUNSEL. Executive acknowledges and agrees that he has been provided with adequate time and opportunity to review this Agreement and the terms and conditions hereof with Executive's own legal counsel and that he has been encouraged to obtain such independent legal advice. Executive further acknowledges and agrees that he is entering into this Agreement with a full understanding of each of the terms and conditions hereof and that is doing so voluntarily in consideration for the promises, obligations and other rights set forth herein.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

                            DOWNEY SAVINGS AND LOAN ASSOCIATION, F. A.
                            (the "Association")


                            By:  /s/ Maurice L. McAlister
                                 ----------------------------
                                 Maurice L. McAlister
                            Its: Chairman, Board of Directors

                            DOWNEY FINANCIAL CORP.
                            ("Downey")


                            By:  /s/ Maurice L. McAlister
                                 ----------------------------
                                 Maurice L. McAlister
                            Its: Chairman, Board of Directors


                            James W. Lokey
                            ("Executive")


                             /s/ James W. Lokey
                            ----------------------------



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